SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C.  20549

                             Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities
Act of 1934

Date of Report (date earliest event reported): October 30, 1996

                    Mallon Resources Corporation
      (exact name of registrant as specified in its charter)

     Colorado               0-17267           84-1095959
(State or other           (Commission      (I.R.S. Employer
jurisdiction              File Number)     Identification No.)
of incorporation)

999 18th Street, Suite 1700, Denver, Colorado        80202
(address of principal executive offices)           (zip code)

Registrant's telephone number, including area code: (303)293-2333 not applicable
(former name or former address, if changed since last report)


                                      -1-


Item 5.  Other Events

Mallon Resources Corporation (the "Company") issued a press release, dated October 30, 1996, the text of which was as follows:

Mallon Oil Company, a unit of Mallon Resources Corporation
(Nasdaq: "MLRC"), today announced that the underwriters, Rodman &
Renshaw, Inc., of its recent public sale of 2,000,000 shares of Common Stock have exercised their option to acquire an additional
300,000 shares from the Company to cover over-allotments.

The approximately $1.76 million of net proceeds from the exercise of the over-allotment option will be used primarily to finance the Company's oil and gas drilling activities.

Mallon is headquartered in Denver, Colorado. Mallon's oil and gas operations, located primarily in the western United States, are conducted by its wholly-owned subsidiary, Mallon Oil Company. Mallon also owns 14 million shares of the common stock of Laguna Gold Company, a company engaged in the exploration for and development of gold and silver in Costa Rica. Laguna Gold Company is traded on The Toronto Stock Exchange under the symbol "LGC."

                             Signatures

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Mallon Resources Corporation


October 31, 1996        ___/s/ Roy K. Ross_______________
                        Roy K. Ross, Executive Vice President